                                                                   Exhibit 10.29

                        LETTER OF INTENT ("LOI") BETWEEN
                     SCANSOFT, INC. AND DIGITAL RIVER, INC.

This Letter of Intent is dated March 20, by and between Digital River, Inc., its successors or assigns, 9625 West 76th Street, Eden Prairie, Minnesota, 55344 ("DR") and ScanSoft, Inc. with its principal offices located at 9 Centennial Drive, Peabody, MA 01960, a Delaware corporation hereafter referred to as "Vendor."

The purpose of this LOI is to document certain, but not all, key terms and conditions which will be incorporated into an agreement between the parties. Pending and subject to finalization of the agreement between the parties, it is the intent of the parties to commence observance of certain terms and conditions effective January 1, 2002, as follows:

1) Within thirty (30) days after the end of each calendar month, DR shall, as indicated in Exhibit A attached, pay Percentage Costs and Distribution Costs to the Vendor based on the number of Products for which DR processed payment during the immediately preceding calendar month.

2) In no event shall Margin Payments or Fees retained by or paid to DR be less than four dollars ($4.00) for each Product sold to an End User; and the amounts of the Margin Payments and Fees shall, if necessary, be increased accordingly by the Vendor.

3) Scansoft will pay DR Initialization Fees of one thousand dollars ($1,000.00) for each additional U.S. online store for up to ten (10) hours of standard store development requested.

4) Mutually agreed upon programming and changes as requested by Scansoft, excluding normal price changes, product additions and version updates, will be charged to Scansoft at two hundred and twenty five dollars ($225.00) per hour.

5) DR's margin as indicated in Exhibit A includes the following services:

   - End user payment processing, including credit card fees
   - Fraud screening
   - Digital delivery of product
   - 24/7 End user customer service support (phone and email) for transactions (does not include product technical support)
   - ADM support
   - Marketing Tools such as cross-sells and up-sells using interstitial pages, shopping cart banners, Point of Sale Coupons, email bounce backs, Pop-up windows, purchase orders, Campaign Management (eCM) Emailer solution, and hosting store pages.
   - Remote Tools - Online reporting, Customer Service screens access, Intersite sales access.
   - Site Maintenance and Site Development - Includes normal price changes, product additions and version updates
   - Email support through Digital River's Enterprise Campaign Management system.

Parties will negotiate other customary terms and conditions, such as but not limited to general obligations, warranties, indemnifications, limitations of liability and other general provisions, in due course.

The terms of this letter of intent are not binding on the parties and are subject to the execution of a final agreement.


ScanSoft, Inc.                          Digital River, Inc.

By: /s/ Richard Broyles                 By: /s/ Carter D. Hicks
   ------------------------                ---------------------------

Name:  Richard Broyles                  Name:  Carter D. Hicks
     ----------------------                  -------------------------

Date: March 22, 2002                    Title:  Senior Vice President-
     ----------------------                     Operations
                                              ------------------------
Title: V.P. Operations
      ---------------------             Date:  3/25/2002
                                             -------------------------

                                   EXHIBIT A

                                 Defined Terms

As used in this Agreement, the following terms shall have the meanings ascribed to them below, and shall have application to the Products and DR and the Vendor, as applicable, as indicated in the following table:

The term "Advertised Price" shall mean the price at which the Product will be initially sold for Host Sales.

The term "Discount Percentage" shall mean the percent by which the Advertised Price is reduced.

The term "Margin Payment" shall mean the Dollar amount of the Discount Percentage, which, as applicable, shall be retained by or paid to DR.

The term "Percentage Cost" shall mean an amount equal to the Advertised Price minus the Margin Payment, and which shall be payable by DR to Vendor for each copy of a Product sold to an End User in a Host Sale.

The term "Fee" shall mean the amount indicated, which shall be payable to DR for each Transaction.

The term "Responsible for Delivery" shall mean the party responsible for delivering the Products to End Users.

The term "Method of Delivery" shall mean the manner in which the Products are delivered to End Users, either digitally or tangibly.

The term "Distribution Cost" shall mean the amount indicated, which is the amount DR shall pay Vendor for each Product sold in a Channel Sale and which shall not in any event be an amount more than the amount for which the Vendor sells the same Product to any other person or organization.

The term "Annual Maintenance Fee" shall mean the amount indicated, which is the amount Vendor shall pay DR for annual maintenance of host/channel site. This fee shall be waived by DR if average yearly sales generated by web site exceed $10,000.

                             SOFTWARE AND PRODUCTS

        PRODUCTS FOR HOST, SALES (SALES ORIGINATING FROM VENDOR'S SITE)

-------------------------------------------------------------------------------------------------------------
Product-      Advertised     Discount       Margin     Percentage    Fee    Responsible for      Method of
Name and        Price       Percentage     Payment        Cost                  Delivery          Delivery
 Number                     (includes                                       Digital River-DR    Digital-D or
                              3% for                                          or Vendor-V        Tangible-T
                            credit card
                            processing)
-------------------------------------------------------------------------------------------------------------
All                         12.5%                                           DR                  D and T
Products
-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------

In no event shall Margin Payments or Fees retained by or paid to DR be less than four dollars ($4.00) for each Product sold to an End User; and the amounts of the Margin Payments and Fees shall, if necessary, be increased accordingly by the Vendor.

PRODUCTS FOR CHANNEL SALES (FOR SALES ORIGINATING FROM OTHER THAN VENDOR'S SITE)

-------------------------------------------------------------------------------
Product-Name and     Distribution      Responsible for      Method of Delivery
    Number               Cost              Delivery              Digital-D
                                       Digital River-           Tangible-T
                                       DR or Vendor-V
--------------------------------------------------------------------------------
All Products        $               DR                   D and T

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------